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                                                            EXHIBIT 10.1

                           THIRD AMENDMENT TO THE
                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                       DATED AS OF SEPTEMBER 17, 1997
                                   BETWEEN
                  HARVEY KARP AND MUELLER INDUSTRIES, INC.

          This Third Amendment to the Amended and Restated Employment Agreement is made as of October 25, 2007, by and between Mueller
Industries, Inc., a Delaware corporation (the "Company"), and Harvey Karp (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of September 17, 1997 (the
"Agreement"); and

     WHEREAS, the Company and the Executive desire to amend the Agreement in order to extend the term of the Agreement as well as to bring the Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1 of the Agreement shall be amended in its entirety to read as follows:

          "The Employer agrees to employee the Executive, and the Executive hereby accepts such employment, as Chairman of the Board of Directors of the Employer. The Executive's term of employment under this Agreement shall commence as of the date first written above and shall end on December 31, 2008; provided, that unless either party gives written notice to the other, at least 120 days prior to the end of the term of employment, of its intention not to renew the term, such term shall continue in effect until December 31, 2009, and shall thereafter renew for successive one-year periods until such notice is given or until Executive's employment is otherwise terminated as provided herein (the term of employment being referred to as the "Employment Period").

     2. The third sentence of Section 4(c) of the Agreement shall be amended in its entirety to read as follows:

          "In addition, at the Employer's expense, the Executive shall continue to participate in all of the Employer's health plans and programs for the remainder of the Employment Period as if he remained employed for such period, such benefits to be comparable to those currently provided."

     3. Section 4(g)(iii) of the Agreement shall be deleted in its entirety.







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     4.   A new Section 4(h) shall be added to the Agreement and shall read in its entirety as follows:

          "Notwithstanding any provision in the Agreement to the contrary, any payment otherwise required to be made hereunder to the Executive at any date as a result of the termination of the Executive's employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the "Code"). On the date that is six months and one day following the date on which the Executive's employment is terminated, there shall be paid to the Executive, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence. Thereafter, any payment required to be made as a result of the termination of the Employee's employment shall be made at the originally scheduled time or times in accordance with the terms set forth herein.

     5. The other provisions and cross-references of the Agreement shall be renumbered accordingly as a consequence of the additions and deletions described herein.

     6. To the extent not amended hereby, the Agreement shall continue with full force and effect in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

MUELLER INDUSTRIES, INC.               HARVEY KARP
/s/  Gary C. Wilkerson                 /s/  Harvey Karp
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By:  Gary C. Wilkerson                 Signature
Title:  Vice President,
General Counsel and Secretary
                                       Harvey Karp
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                                       Printed Name




















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